Exhibit 99.1

DAXOR CORPORATION ANNOUNCES NOVEL FLUORESCENT TRACER AND PHASE-TWO US AIR FORCE CONTRACT AWARD OF $750,000 FOR POINT-OF-CARE OPTICAL BLOOD VOLUME ANALYZER

BREAKTHROUGH PATENT-PENDING TRACER DEVELOPED FOR BROAD USE

NEW YORK, MARCH 15, 2021— Daxor Corporation (NYSE MKT: DXR), the global leader in blood volume measurement technology, announces today that it has been awarded a phase-two contract from the United States Air Force (USAF) to implement a novel fluorescent tracer and optical sensing technology into a next-generation point-of-care blood volume analyzer. This is the fourth contract award Daxor has received from the Department of Defense (DoD) in the past two years, totaling more than $2 million dollars for the manufacture of advanced blood volume analyzers for military and civilian applications.

“We are pleased to share with the public our innovative fluorescing tracer and optical blood volume diagnostic program which has been awarded a $750,000 contract from the USAF. This contract will further enhance the capabilities for our state-of-the-art technology making precise blood volume measurement both easier and quicker in both combat casualty care and civilian settings,” said Michael Feldschuh, President and CEO of Daxor. “Daxor’s BVA-100 Blood Volume Analysis (BVA) technology transforms the existing standard of care by ensuring resuscitation and transfusion treatment decisions are based on precise measurement of blood volume for better patient survival and outcomes. Our next-generation system promises to be even faster, easier, and usable in a broader range of care settings from the battlefield to the outpatient clinic to bedside in the ICU.”

“This represents a significant milestone for our technology. The invention of a novel fluorescent tracer optimized for blood volume measurement, for which we have several patents pending, will expand use of our test into more clinical settings for more indications,” said Jonathan Feldschuh, Chief Scientific Officer of Daxor. “This tracer will support our next generation optical analyzer allowing for point-of-care measurement expanding our product offerings to include both nuclear and fluorescing-based testing options. We are excited to accelerate our development under this contract with the DoD.”

The phase-two funding was made possible through the highly competitive SBIR program of AFWERX, the USAF team of innovators who encourage and facilitate connections across industry, academia, and the military to create transformative opportunities for the development of rapid and affordable commercial and military technologies and solutions that meet critical healthcare needs.

About Daxor Corporation

Daxor Corporation (NYSE: DXR) is the global leader in blood volume measurement technology focused on blood volume testing innovation (organized as an investment company with fully-owned innovative medical instrumentation and biotechnology operations). We developed and market the BVA-100® (Blood Volume Analyzer), the first diagnostic blood test cleared by the FDA to provide safe, accurate, objective quantification of blood volume status and composition compared to patient-specific norms. The BVA technology enhances hospital performance metrics in a broad range of surgical and medical conditions, including heart failure and critical care, by informing treatment strategies, resulting in significantly improved multiple measures of patient outcomes. Daxor’s mission is to advance healthcare by enabling optimal fluid management with blood volume analysis. Daxor’s vision is optimal blood volume for all. For more information, please visit our website at Daxor.com.

Forward-Looking Statements

Certain statements in this release may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including without limitation, statements regarding the impact of hiring sales staff and expansion of our distribution channels. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this release, including, without limitation, those risk associated with our post-market clinical data collection activities, benefits of our products to patients, our expectations with respect to product development and commercialization efforts, our ability to increase market and physician acceptance of our products, potentially competitive product offerings, intellectual property protection, FDA regulatory actions, our ability to integrate acquired businesses, our expectations regarding anticipated synergies with and benefits from acquired businesses, and additional other risks and uncertainties described in our filings with the SEC. Forward-looking statements speak only as of the date when made. Daxor does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Bret Shapiro

Sr. Managing Partner, CORE IR

516-222-2560

brets@coreir.com